EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Emerging Vision, Inc. and Subsidiaries:

We consent to the incorporation in this Form 8-K/A of Emerging Vision, Inc. of our report dated June 22, 2007, except as to Footnote 8, which is dated August 10, 2007, on our audit of the financial statements of 1725758 Ontario Inc. (formerly 757979 Ontario Inc.) for the year ended December 31, 2006.

/s/ Miller Ellin & Company, LLP
Miller Ellin & Company LLP

New York, New York
September 21, 2007